                                                                     EXHIBIT 6.6

THIS WARRANT AND THE SHARES OF CAPITAL STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF IN VIOLATION OF ANY APPLICABLE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.


                            TORNADO DEVELOPMENT, INC.

                      Class A Common Stock Purchase Warrant


Date of Issuance:  April 15, 1999                            Certificate No. W-3


         For Value Received, Tornado Development, Inc., a California corporation (the "Corporation"), promises to issue to Qorus.com, Inc., a Delaware corporation or its permitted registered assigns (the "Warrantholder") 25,000 nonassessable shares (the "Shares") of the voting Class A Common Stock, no par value per share, of the Corporation at any time on or prior to April 15, 2002 (the "Expiration Date"), upon the payment by the Warrantholder to the Corporation of the Purchase Price and to deliver to the Warrantholder a certificate or certificates representing the Shares purchased. The Warrantholder shall have the right to exercise this Warrant in whole or in part at any time or times on or prior to the Expiration Date. Subject to the conditions hereinafter set forth, the Warrantholder may sell, assign and transfer this Warrant, in whole or in part, and, in the event of any such sale, assignment and transfer, the Corporation agrees to reissue a Warrant or Warrants of like tenor for the unexercised portion hereof. The number of Shares purchasable upon exercise of this Warrant and the Purchase Price per share shall be subject to adjustment from time to time as set forth herein.

         1. COVENANTS OF THE CORPORATION. The Corporation will at all times reserve and keep available out of its authorized shares of Common Stock or its treasury shares, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable requirements of any federal or state



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securities laws or of national stock exchange upon which the shares of Common
Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Adjustment Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of Incorporation.

         2. EXERCISE OF WARRANT.

         2A. DIVIDENDS. No payment or adjustment shall be made upon any exercise of this Warrant on account of any previous cash dividends.

         2B. PURCHASE PRICE. The Purchase Price shall be $3.00 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 2, then the Purchase Price shall be the price as last adjusted and in effect at the date this Warrant (or any part hereof) is surrendered for exercise (such price or such price as last adjusted, if such price shall have been adjusted, being referred to herein as the "Purchase Price").

         2C. ADJUSTMENT OF PURCHASE PRICE. Except as provided in paragraph 2D, if and whenever, the Corporation shall issue or sell any shares of its Common Stock for a consideration per share less than the Adjustment Price (as hereinafter defined) in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Adjustment Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (a) the number of shares of all classes of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Adjustment Price, and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale. The Adjustment Price shall be the Purchase Price or, in the case an adjustment of such price has taken place pursuant to the provisions of this paragraph 2, then the Adjustment Price shall be the price as last adjusted and in effect at the date this Warrant (or any part thereof) is surrendered for exercise (such price or such price as last adjusted, if such price shall have been adjusted, being referred to herein as the "Adjustment Price").

         If and whenever the Adjustment Price shall have been adjusted, the Purchase Price shall be forthwith adjusted to the price (calculated to the nearest cent) determined by multiplying the Purchase Price as then in effect by a fraction, the numerator of which shall be the Adjustment Price as so adjusted and the denominator of which shall be the Adjustment Price as in effect immediately prior to such adjustment. Upon each adjustment to the Purchase Price, the Warrantholder shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.


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         No adjustment of the Adjustment Price, however, shall be made in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

         For the purposes of this paragraph 2C, the following paragraphs 2C(1) to 2C(7), inclusive, shall also be applicable: except that this warrant shall be deemed exercised and outstanding for all purposes and computations under this paragraph 2 and the then current Adjustment Price shall be deemed the Purchase Price per share.

         2C(1). ISSUANCE OF RIGHTS OR OPTIONS. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Adjustment Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall be (as of the date of granting of such rights or options) deemed to be outstanding and to have been issued for such price per share. Except as otherwise provided in paragraph 2C(3), no adjustment of the Adjustment Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

         2C(2). ISSUANCE OF CONVERTIBLE SECURITIES. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the


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total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Adjustment Price in effect immediately prior to the time of such issue or sale, determined as of the date of such issue or sale of such Convertible Securities, as the case may be, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (a) except as otherwise provided in paragraph 2C(3) below, no adjustment of the Adjustment Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Adjustment Price have been or are to be made pursuant to other provisions of this paragraph 2C, no further adjustment of the Adjustment Price shall be made by reason of such issue or sale.

         2C(3). CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of the following events, namely, if the purchase price provided for in any right or option referred to in paragraph 2C(l), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph 2C(l) or 2C(2), or the rate at which any Convertible Securities referred to in paragraph 2C(l) or 2C(2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Adjustment Price in effect at the time of such event shall forthwith be readjusted to the Adjustment Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Adjustment Price then in effect hereunder shall forthwith be increased to the Adjustment Price which would have been in effect at the time of such expiration or termination had such right, option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed outstanding. If the purchase price provided for in any such right or option referred to in paragraph 2C(l), or the rate at which any Convertible Securities referred to in paragraph 2C(l) or 2C(2) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such right or option or upon conversion or exchange of any such Convertible Securities, the Adjustment Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have obtained had such right, option or Convertible Security never been issued as to such Common Stock and had adjustment been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Adjustment Price then in effect hereunder is thereby reduced.

         2C(4). STOCK DIVIDENDS. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock or Convertible Securities,



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



any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

         2C(5). CONSIDERATION FOR STOCK. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined in good faith by the Board of Directors of the Corporation of such portion of the assets and business of the nonsurviving corporation as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be. In case any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such rights or options by the parties thereto, such rights or options shall be deemed to have been issued without consideration. In the event of any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Corporation for stock or other securities of any corporations, the Corporation shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Adjustment Price, the determination of the number of shares of Common Stock receivable upon exercise of this Warrant immediately prior to such merger, consolidation or sale, for purposes of paragraph 2E, shall be made after giving effect to such adjustment of the Adjustment Price.

         2C(6). RECORD DATE. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.


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



         2C(7). TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares be considered an issue or sale of Common Stock for the purposes of this paragraph 2C.

         2D. SUBDIVISION OR COMBINATION OF STOCK. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Adjustment Price and the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Adjustment Price and the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

         2E. NO ADJUSTMENTS FOR CERTAIN EVENTS. The Corporation shall not be required to make any adjustment of the Current Conversion Price in the case of

                  (1) the granting by the Corporation from and after the date hereof of stock options to its employees, consultants and directors to purchase up to a maximum 1,000,000 shares of Class B Non-Voting Common Stock of the Corporation pursuant to the 1997 Tornado, Inc. Amended and Restated Stock Plan (effective July 2, 1997) (the "1997 Plan"), or

                  (2) the issuance of shares of Class B Non-Voting Common Stock pursuant to the exercise of stock options granted pursuant to the 1997 Plan, whether granted prior to or subsequent to the date of this Note, or

                  (3) the issuance of shares of Common Stock pursuant to the conversion of (i) the Series A Preferred Stock of the Corporation or
         (ii) that certain Convertible Promissory Note (the "Note") of even date herewith in the original principal amount of $1,000,000.00 payable by the Corporation to Qorus.com, Inc. a Delaware corporation, or (iii) upon exercise of that certain warrant or those certain warrants (the "Service Warrants") for the purchase of up to 63,333 shares of the Common Stock of the Corporation to be granted by the Corporation to Bohle & Company or its principals for services rendered to the Corporation, or

                  (4) the issuance of such additional shares of Class B Non-Voting Common Stock as may be issuable upon the exercise of stock options granted pursuant to the 1997 Plan, or the issuance of such additional shares of Common Stock as may be issuable upon the conversion of the Series A Preferred Stock of the Corporation, or the issuance of such additional shares of Common Stock as may be issuable upon the conversion of the Note, in each case, as a result of adjustment in the number of shares covered thereby for stock dividends, stock splits or other changes in the capitalization of the Corporation.

         2F. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any capital reorganization or reclassification of the capital stock of the Corporation, or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets


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



to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, exercise, merger or sale, lawful and adequate provisions shall be made whereby the holder of this Warrant shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein, and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon the exercise of this Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Adjustment Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of such consolidation or merger, of the Adjustment Price to the value for the Common Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the Adjustment Price in effect immediately prior to such consolidation or merger). In the event of a merger or consolidation of the Corporation with or into another corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, then the Adjustment Price and Purchase Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the registered holder hereof at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Corporation, the Corporation shall not effect any consolidation, merger or sale with the Person having made such offer or with any Affiliate of such Person, unless prior to the consummation of such consolidation, merger or sale the holder hereof shall have been given a reasonable opportunity to then elect to receive, upon exercise of this Warrant, either the stock, securities or assets then issuable with respect to the Common Stock of the Corporation or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer.

         2G. NOTICE OF ADJUSTMENT. Upon any adjustment of the Adjustment Price and the Purchase Price, then and in each such case the Corporation shall give written notice thereof, which notice shall state the Adjustment Price and the Purchase Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.


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



         2H.      OTHER NOTICES.  In case at any time:

                  (1) the Corporation shall declare any dividend upon its Common Stock payable in stock;

                  (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (3) there shall be any capital reorganization, or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another Corporation; or

                  (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, in any one or more of said cases, the Corporation shall give, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

         2I. DEFINITION OF COMMON STOCK. As used in this paragraph 2, the term "Common Stock" shall mean and include all of Corporation's authorized common stock, no par value per share, of any class as constituted on the effective date hereof, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

         2J. LISTING. If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require listing on any national securities exchange, before such shares may be issued upon exercise, the Corporation will at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly approved for listing or listed on such national securities exchange.


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



         2K. ISSUE TAX. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the holder hereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of this Warrant.

         2L. CLOSING OF BOOKS. The Corporation will not close its books against the transfer of any shares of Common Stock issued or issuable upon the exercise of this Warrant.

         3. TRANSFERABILITY AND STANDOFF PROVISIONS. The Warrantholder agrees not to make any disposition of all or any portion of this Warrant or the Shares unless and until: (i) there is then in effect a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering such proposed disposition (and such disposition is registered or qualified under all applicable state securities laws) and such disposition is made in accordance with such registration statement and all requirements of applicable federal and state securities laws; or (ii) (A) the Warrantholder shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if requested by the Corporation, the Warrantholder shall have furnished the Corporation with an opinion of counsel, satisfactory in form and substance to the Corporation, that such disposition will not require registration or qualification under the Securities Act or any state securities laws.

                  In the discretion of the Corporation, the Corporation may condition any transfer of all or any portion of this Warrant or the Shares (other than a disposition satisfying the conditions set forth in clause (i) above) upon the transferee's delivery to the Corporation of a written agreement, in form and substance satisfactory to the Corporation, whereby the transferee
(i) makes such representations and warranties to and for the benefit of the Corporation as are comparable to the representations and warranties of the Purchaser of this Warrant as set forth in investor letter delivered to the Corporation by the Purchaser on the Issue Date, as and to the extent applicable to the proposed disposition, and (ii) agrees to be bound by the transfer restrictions set forth in this paragraph. Subject to the foregoing, this Warrant and all rights hereunder are transferable, in whole or in part, to any Person. The Warrantholder upon transfer of the Warrant must deliver to the Corporation a duly executed Warrant Assignment in the form of Exhibit II hereto, with funds sufficient to pay any transfer tax imposed in connection with such assignment (if any) and upon surrender of this Warrant to the Corporation. The Corporation shall execute and deliver a new Warrant in the form of this Warrant with appropriate changes to reflect such Assignment, in the name or names of the assignee or assignees specified in the fully executed Warrant Assignment or other instrument of assignment and, if the Warrantholder's entire interest is not being transferred or assigned, in the name of the Warrantholder, and this Warrant shall promptly be canceled. Any transfer or exchange of this Warrant Certificate shall be without charge to the Warrantholder (except as provided above with respect to income and transfer taxes, if any) and any new Warrant issued shall be dated the date hereof. The terms "Warrant" and "Warrantholder" as used herein include all Warrants into which this Warrant (or any successor Warrant) may be exchanged or issued in connection with the transfer or assignment of this Warrant any successor Warrant) and the holders of those Warrants, respectively.


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

                  Each certificate for Shares issued upon exercise of this Warrant, unless at the time of exercise the Shares are registered under the Securities Act, shall bear the following legend (in addition to any legend required by any state securities laws):

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THIS SECURITY AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UNDER A CERTAIN STOCK PURCHASE WARRANT ISSUED BY THE COMPANY ON APRIL 15, 1999.

                  Any certificate for Shares issued at any time in exchange or substitution for any certificate bearing such legend (unless at that time such Shares is registered under the Securities Act) shall also bear such legend unless, in the written opinion of counsel selected by the holder of such certificate, which counsel and opinion (in form and substance) shall be reasonably acceptable to the Corporation, the Shares represented thereby need no longer be subject to restrictions on resale under the Securities Act. The Corporation is authorized to notify its transfer agent of the status of any securities bearing the foregoing legend(s) and to take such other action as shall be reasonable and proper to prevent any violation of the Securities Act or any state securities laws.

                  Each Warrantholder hereby agrees that, if requested, it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Corporation's initial underwritten public offering of Common Stock (the "Initial Offering") and ending on the date specified by the Corporation and the managing underwriter (such period not to exceed 90 days) (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Warrantholder or are thereafter acquired, excluding however, shares of Common Stock issued by the Corporation to the underwriters in the Initial Offering), or
(ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section paragraph shall only be applicable to the Initial Offering. The underwriters in connection with the Corporation's Initial

Offering are intended third party beneficiaries of this paragraph and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

         4. NOTICE. Any notice or other document required or permitted to be given or delivered to the Warrantholder(s) and holder(s) of shares issued upon exercise of this Warrant shall be sent by certified or registered mail, return receipt requested, to the Warrantholder at the address as it appears in the records of the Corporation, or at such other address as the holder(s) shall furnish to the Corporation in writing. Any notice or other document required or permitted to be given or delivered to the Corporation at its address stated above or such other address as shall have been furnished to the Warrantholder(s) and holder(s) of Shares by the Corporation.

         5. EXERCISE OF WARRANT. In order to exercise this Warrant, the Warrantholder shall deliver to the Corporation (i) a written notice specifying the number of shares of Common Stock to be purchased, of such holder's election to exercise this Warrant, and (ii) payment in cash or by a certified or cashier's check or by credit of an amount equal to the aggregate purchase price of the Shares being purchased (as if the amount had been prepaid) against the principal balance of any obligation due from the Corporation held by the Warrantholder(s). The Corporation may require the Warrantholder to furnish a written statement that the Shares are being purchased for its own account and not with a view to the distribution thereof. Upon receipt of written notice, the Corporation shall as promptly as practicable execute or cause to be executed and deliver to such holder a certificate or certificates representing the aggregate number of Shares purchased. If this Warrant shall have been exercised only in part, the Corporation shall also deliver a new Warrant of like tenor evidencing the rights of such holder to purchase the remaining Shares called for by this Warrant.

         6. LIMITATION OF LIABILITY. No provisions hereof, in the absence of affirmative action by the Warrantholder to purchase shares hereunder, and no mere enumeration herein of the rights or privileges of the Warrantholder shall give rise to any liability of such holder for the Purchase Price or as a shareholder of the Corporation (whether such liability is asserted by the Corporation or creditors of the Corporation).

         7. CONDITIONAL CANCELLATION OF WARRANT. Notwithstanding any other provision hereof to the contrary, if Qorus.com, Inc., a Delaware corporation ("Qorus.com"), does not, subject to the terms and conditions of that certain Convertible Promissory Note (the "Note") of even date herewith in the original principal amount of $1,000,000.00 payable by the Corporation to the order of Qorus.com, and provided that no Event of Default (as defined in the Note) has occurred and is continuing, make, or cause to be made, the second advance of $500,000.00 pursuant to the Note, then, in such event, this Warrant shall be automatically cancelled and shall thereafter be of no further force or effect. If such second advance is not made because an Event of Default has occurred and is continuing, then this Warrant shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its President or a Vice President, thereunto duly authorized, on and effective for all purposes as of the date of issuance set forth above.

                                      TORNADO DEVELOPMENT, INC.
ATTEST:


By:                                   By:
   --------------------------------      --------------------------------
   Secretary                             President



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